                                                                    EXHIBIT 99.4

                         NOTICE OF GUARANTEED DELIVERY
                                   To Tender
                   Unregistered 10 3/4% Senior Notes due 2006
                                       of
                          NATIONAL ENERGY GROUP, INC.
      Pursuant to the Exchange Offer and Prospectus dated January 13, 1997

         As set forth in the Exchange Offer (as defined in the Prospectus (as defined below)), holders of unregistered 10 3/4% Senior Notes due 2006 (the "Outstanding Notes") of National Energy Group, Inc. (i) whose Outstanding Notes are not immediately available, (ii) who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other required documents to the Exchange Agent, or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date (as defined), must use this form or one substantially equivalent hereto if they to wish to tender their Outstanding Notes to accept the Exchange Offer. This form may be delivered by facsimile transmission, by registered or certified mail, by hand, or by overnight delivery service to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering" and "-- Guaranteed Delivery Procedures" in the Prospectus.


  ***************************************************************************
  *                                                                         *
  *  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,     *
  *  E.S.T., ON FEBRUARY 17, 1997 (THE "EXPIRATION DATE"), UNLESS THE       *
  *  EXCHANGE OFFER IS EXTENDED BY THE COMPANY.                             *
  *                                                                         *
  ***************************************************************************


                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                            BANK ONE, COLUMBUS, N.A.

                        By Registered or Certified Mail:
                            Bank One, Columbus, N.A.
                     Attention:  Corporate Trust Operations
                             235 West Schrock Road
                          Westerville, Ohio 43271-0184

                        By Overnight Courier or by Hand:
                            Bank One, Columbus, N.A.
                     Attention:  Corporate Trust Operations
                             235 West Schrock Road
                            Westerville, Ohio 43081

                                 By Facsimile:
                                 (614) 248-5088
              Attention: Lora E. Marsch, Corporate Trust Operations
                     Confirm by Telephone:  (614) 248-4856
   (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.)

         DELIVERY OF THIS NOTICE TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby tenders to National Energy Group, Inc., a Delaware corporation (the "Company"), in accordance with the Company's offer, upon the terms and subject to the conditions set forth in the Prospectus dated January 13, 1997 (the "Prospectus"), and in the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus.

================================================================================

  Name of Registered Holder(s):
                               -------------------------------------------------
                                            (Please Type or Print)

  Address:
          ----------------------------------------------------------------------


  ------------------------------------------------------------------------------

  Area Code & Telephone No.:
                             ---------------------------------------------------


  Certificate Number(s) for
  Outstanding Notes (if available):
                                   ---------------------------------------------


  Total Principal Amount
  Tendered and Represented
  by Certificate(s): $
                      ----------------------------------------------------------


  Signature of Registered Holder(s):
                                     -------------------------------------------


  Dated:
        ------------------------------------------------------------------------


  [ ] Cede & Co., as nominee for The Depository Trust Company (Check if Outstanding Notes will be tendered by book-entry transfer)


  Account Number:
                 ---------------------------------------------------------------

================================================================================

      THE GUARANTEE OF DELIVERY ON THE FOLLOWING PAGE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)


         The undersigned, being a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States, hereby guarantees (a) that the above named person(s) "own(s)" the Outstanding Notes tendered hereby within the meaning of Rule 14e-4 ("Rule 14e-4") under the Securities Exchange Act of 1934, as amended, (b) that such tender of such Outstanding Notes complies with Rule 14e-4, and (c) to deliver to the Exchange Agent the certificates representing the Outstanding Notes tendered hereby or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at Cede & Co., as nominee for The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, within five Nasdaq Stock Market trading days after the Expiration Date.

================================================================================

  Name of Firm:
               -----------------------------------------------------------------

  Address:
          ----------------------------------------------------------------------


  ------------------------------------------------------------------------------

  Area Code and Telephone No.:
                              --------------------------------------------------


  Authorized Signature:
                       ---------------------------------------------------------

  Name:
       -------------------------------------------------------------------------

  Time:
       -------------------------------------------------------------------------

  Dated:
        ------------------------------------------------------------------------

================================================================================


NOTE: DO NOT SEND CERTIFICATES OF OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES OF OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.